Exhibit 10.5

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”), dated [●], 2017, is entered into by and between Tarrant Capital IP, LLC, a Delaware limited liability company (the “Licensor”), and TPG RE Finance Trust, Inc., a Maryland corporation (“Licensee”).

WHEREAS, Licensor is the owner of the service mark, corporate name and trade name “TPG”;

WHEREAS, Licensee is a commercial real estate finance company that, through its current and future subsidiaries, conducts its operations as a commercial real estate mortgage investment trust (the “Licensee Business”); and

WHEREAS, Licensee desires to use certain marks of Licensor in connection with the Licensee Business and Licensor is willing to permit Licensee to use such marks.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Grant of Rights; Sublicensing.

Section 1.1 License Grant. Subject to the terms and conditions herein, Licensor hereby grants to Licensee a fully paid-up, royalty-free, non-exclusive, non-transferable (except as contemplated by Section 9), non-sublicensable (except as contemplated by Section 1.2), worldwide license to use the terms “TPG” and “TRT” (the “Marks”), during the Term of this Agreement, solely (a) in connection with the Licensee Business and (b) as part of the trademark, corporate name or trade name “TPG RE Finance,” “TPG RE Finance Trust,” “TPG RE Finance Trust, Inc.” or “TRT” (including in the form set forth on Schedule A hereto) (collectively, the “Company Name”). During the Term of this Agreement, Licensee may use the ticker symbol “TRTX” to identify itself on the New York Stock Exchange or any other stock exchange approved in writing by Licensor, such approval not to be unreasonably withheld or delayed. For clarity, the license in this Section 1.1 covers only the Company Name.

Section 1.2 Sublicensing. Licensee shall not sublicense its rights under this Agreement except to a current or future, direct or indirect wholly owned subsidiary of Licensee, provided that (a) no such subsidiary shall use the Marks as part of a name other than the Company Name without the prior written consent of Licensor, not to be unreasonably withheld or delayed and (b) any such sublicense shall terminate automatically, with no need for written notice, if (x) such entity ceases to be a direct or indirect wholly owned subsidiary of Licensee, or (y) this Agreement terminates for any reason other than Licensor’s breach. Licensee shall be responsible for any such sublicensee’s compliance with the provisions of this Agreement, and any breach by a sublicensee of any such provision shall constitute a breach of this Agreement by Licensee.

Section 1.3 Subsidiaries. Neither Licensee nor any of its current or future subsidiaries shall use a new trademark, corporate name, trade name or logo that contains the Marks without the prior written consent of Licensor, not to be unreasonably withheld or delayed, and any resulting license shall be governed by a new agreement between the applicable parties and/or an amendment to this Agreement.

Section 1.4 Reservation of Rights. All rights not expressly granted to Licensee in this Agreement are reserved to Licensor.

2. Ownership. Licensee acknowledges and agrees that, as between the parties, Licensor is the sole owner of all right, title and interest in and to the Marks. Licensee agrees not to directly or indirectly challenge, contest or otherwise dispute the validity or enforceability of, or Licensor’s ownership of or right, title or interest in, the Marks (and the associated goodwill), including without limitation, arising out of or relating to any claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The parties intend that any and all goodwill in the Marks arising from Licensee’s or any applicable sublicensee’s use of the Company Name shall inure solely to the benefit of Licensor. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Marks, Licensee hereby irrevocably assigns (or shall cause such sublicensee to assign), without further consideration, such rights to Licensor together with all goodwill associated therewith.

3. Registration. Licensor agrees that Licensee may register the Company Name as a corporate name or trade name, provided that such registration shall not grant Licensee any ownership interest in the Marks. Licensee shall not register a domain name or a social media identifier containing or comprising the Company Name without Licensor’s prior written consent, which shall not be unreasonably withheld or delayed, provided that (a) at Licensor’s option, Licensor may serve as the registrant or owner of record of such domain name or social media identifier, and (b) if Licensor allows Licensee to serve as the registrant or owner of record of such domain name or social media identifier, such registration shall not grant Licensee any ownership interest in the Marks.

4. Use of the Company Name.

Section 4.1 Quality Control. Licensee shall use the Company Name in a manner consistent with Licensor’s standards for quality as provided to Licensee in writing, and in accordance with industry-standard trademark practice wherever the Company Name is used. Licensee shall not take any action that it knows would be detrimental to the Marks or the goodwill associated therewith. Licensee shall use with the Company Name any applicable trademark notices as may be requested by Licensor in writing.

Section 4.2 Samples. Upon request by Licensor, Licensee shall furnish to Licensor a reasonable number of representative samples of advertising and promotional materials in any media that use the Company Name. Licensee shall make any reasonable changes to such materials that Licensor requests to comply with Section 4.1, or to preserve the validity of Licensor’s rights in the Marks.

Section 4.3 Compliance with Laws. Both parties shall, at such party’s sole expense, comply at all times with all applicable laws and regulations pertaining to their respective businesses and the use of the Marks and Company Name.

Section 4.4 Other Disclosures. For clarity, nothing in this Agreement requires Licensor’s prior written consent for any of Licensee’s disclosures or submissions to stock exchanges approved pursuant to Section 1.1 or governmental entities during the Term, including, without limitation, the New York Stock Exchange and the U.S. Securities and Exchange Commission.

5. Termination.

Section 5.1 Term. The term of this Agreement (“Term”) commences on the Effective Date and continues in perpetuity, unless termination occurs pursuant to the other provisions of this Section 5.

Section 5.2 Termination for Convenience. Either party may terminate this Agreement for any reason upon 90 days’ prior written notice to the other party. Upon notification of termination by Licensee under this Section 5.2, Licensor may elect to effect termination of this Agreement immediately at any time after 30 days from the date of such notification.

Section 5.3 Termination for Breach. If either party materially breaches one or more of its obligations hereunder, the other party may terminate this Agreement, effective upon written notice, if the breaching party does not cure such breach within 15 days written notice thereof (or any mutually-agreed extension). Licensor may terminate this Agreement immediately, effective upon written notice, if Licensee violates or attempts to violate Section 9.

Section 5.4 Termination of Management Agreement. This Agreement shall terminate immediately if (a) TPG RE Finance Management, L.P. or another affiliate of Licensor is no longer acting as manager (any such entity, the “Manager”) to Licensee under the Management Agreement, dated as of December 15, 2014 (as the same may be amended, modified or otherwise restated, the “Management Agreement”), or a similar agreement that replaces the Management Agreement in the event the Management Agreement is terminated and so replaced, or (b) if the Manager is no longer an affiliate of Licensor. Upon notification of termination or non-renewal of the Management Agreement by Licensee to Manager, Licensor may elect to effect termination of this Agreement immediately at any time after 30 days from the date of such notification.

Section 5.5 Effect of Bankruptcy. Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (a) Licensee makes an assignment for the benefit of creditors; (b) Licensee admits in writing its inability to pay debts as they mature; (c) a trustee or receiver is appointed for a substantial part of Licensee’s assets or (d) to the extent termination is enforceable under local law, a proceeding in bankruptcy is instituted against Licensee which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy. In the event of any of the foregoing, Licensor shall have the right, in addition to its other rights and remedies, to suspend Licensee’s rights regarding the Company Name while Licensee attempts to remedy the situation. All rights and licenses granted to Licensee under or pursuant to this Agreement are, and shall otherwise be deemed to be licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code for purposes of Section 365(n) of the U.S. Bankruptcy Code and otherwise to the fullest extent permitted by this Agreement and applicable law. Licensor agrees that Licensee shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, this Agreement, and applicable law.

Section 5.6 Effect of Termination; Survival. Upon termination of this Agreement for any reason, (a) Licensee shall immediately, except as required by law, regulation or exchange rules, (i) cease all use of the Company Name in a commercial manner, including changing Licensee’s name and the names of all applicable affiliates under Licensee’s control that contain the Marks, (ii) at Licensor’s option, cancel or transfer to Licensor any corporate names, domain names or social media identifiers containing or comprising the Company Name, (iii) cease all use of the ticker symbol “TRTX” in connection with the New York Stock Exchange or any other applicable exchange and (iv) destroy or cease distribution of all existing inventory of materials bearing the Company Name, in each case, at Licensee’s expense; and (b) the parties shall cooperate so as to preserve the value of the Marks and the Company Name. Section 3, this Section 5.6, and Sections 7.2, 7.3, 8 and 9 shall survive termination of this Agreement.

6. Infringement. Licensee shall notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Marks or the Company Name. Licensor shall have the sole right to bring any Action to remedy the foregoing, and Licensee shall cooperate with Licensor in same. Any Action involving only the Company Name will be prosecuted at Licensee’s expense and Licensee will receive any and all proceeds from such Action, including damages. Any Action involving Marks other than the Company Name will be prosecuted at Licensor’s expense and Licensor will receive any and all proceeds from such Action, including damages.

7. Representations and Warranties; Limitations.

Section 7.1 Each party represents and warrants to the other party that:

(a) This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) The warranting party is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 7.2 EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE MARKS OR THE COMPANY NAME, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE COMPANY NAME IS ON AN “AS-IS” BASIS.

Section 7.3 EXCEPT WITH RESPECT TO INDEMNIFICATION OBLIGATIONS UNDER SECTION 8, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. Indemnification.

Section 8.1 Indemnity by Licensee. Licensee will defend at its expense, indemnify and hold harmless Licensor and its affiliates and their respective directors, officers, employees, agents and representatives from any losses, liabilities, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and costs of suit) arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensee’s operation of the Licensee Business that uses the Marks or Corporate Name; or (iii) any claim that Licensee’s use of the Company Name, other than as explicitly authorized by this Agreement, is an Infringement of the rights of a third party.

Section 8.2 Indemnity by Licensor. Licensor will defend at its expense, indemnify and hold harmless Licensee and its affiliates and their respective directors, officers, employees, agents and representatives from any losses, liabilities, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and costs of suit) arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensor of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensor’s operation of its businesses that use the Marks or Corporate Name; or (iii) any claim that Licensee’s use of the Company Name, as explicitly authorized by this Agreement, is an Infringement of the rights of a third party.

Section 8.3 Indemnification Procedure. The party seeking indemnification will promptly notify the indemnifying party in writing of any indemnifiable claim and promptly as practicable tender its defense to the indemnifying party. Any delay in such notice will not relieve the indemnifying party from its obligations to the extent it is not prejudiced thereby. The indemnified party will cooperate with the indemnifying party at the indemnifying party’s expense. The indemnifying party will have sole control of the defense but may not settle any indemnified claim without the indemnified party’s prior, written consent, such consent not be unreasonably withheld or delayed. The indemnified party may participate in its defense with counsel of its own choice at its own expense.

9. Assignments. Licensee may not assign, transfer, pledge, mortgage or otherwise encumber this Agreement or its right to use the Company Name, in whole or in part, without the prior written consent of Licensor (which may be withheld, delayed or conditioned in Licensor’s sole discretion) except to a successor organization that is solely the result of a name change by Licensee. For the avoidance of doubt, a merger, change of control or reorganization of Licensee shall be deemed an “assignment” requiring such consent, regardless of whether Licensee is the surviving entity. Licensee acknowledges that its identity is a material condition that induced Licensor to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. In the event of a permitted assignment hereunder, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

10. Miscellaneous.

Section 10.1 Notice. Any notices that may or are required to be given hereunder by any party to another shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the second following business day (or third following business day if mailed outside the United States), (iii) delivered by electronic mail, when received or (iv) posted on a password protected website maintained by the Manager and for which the Licensee has received access instructions by electronic mail, when posted: (a) if to the Licensor, to Tarrant Capital IP, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102, Attention: Office of the General Counsel, Facsimile: 817-871-4001, electronic mail: officeofgeneralcounsel@tpg.com; or (b) if to the Licensee, to TPG RE Finance Trust, Inc., 888 Seventh Avenue, 35th Floor, New York, New York 10106, Attention: Deborah Ginsberg, Vice President and Secretary, Facsimile: (212) 405-8626, electronic mail: dginsberg@tpg.com.

Section 10.2 Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements (including, without limitation, any prior agreements between the Licensee and Manager), understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 10.3 Amendments. Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

Section 10.4 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATE DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE LAYING OF VENUE IN SUCH COURT.

Section 10.5 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND

UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT.

Section 10.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.7 Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of this Agreement, and all matters incident thereto.

Section 10.8 Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

Section 10.9 Counterparts. This Agreement may be executed by the parties to this Agreement in any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

TARRANT CAPITAL IP, LLC

By:
Name:
Title:

TPG RE FINANCE TRUST, INC.

By:
Name:
Title:

SCHEDULE A